Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Guinness Atkinson Funds regarding the Prospectus and Statement of Additional Information of Guinness Atkinson K-Beauty ETF, a series of Guinness Atkinson Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 27, 2026